Exhibit 10.7

AMENDMENT OF OPTION AGREEMENTS

This AMENDMENT OF OPTION AGREEMENTS (this “Amendment”) is made as of <INSERT DATE>, between <INSERT OPTION HOLDER NAME> (“Optionholder”) and CopyTele, Inc. (the “Company”).

WHEREAS, the Company has granted Optionholder certain options (the “Options”) to purchase its common stock pursuant to the CopyTele, Inc. 2000 Share Incentive Plan and the CopyTele, Inc. 2003 Share Incentive Plan, which grants have been formalized in the Option Agreements listed on Exhibit A (the “Option Agreements”); and

WHEREAS, the parties hereto desire to amend the Option Agreements to extend, in certain circumstances, the exercise period of the Options;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, the parties hereto agree as follows:

1.        Section 4(a) of each of the Option Agreements is hereby amended by deleting Section 4(a) in its entirety and by substituting in lieu thereof the following Section 4(a):

“(a)      if you die, the Option shall, to the extent not theretofore exercised, remain exercisable for five (5) years after your death, by your legatee, distributee, guardian or legal or personal representative.”

2.        Section 4(b) of each of the Option Agreements is hereby amended by deleting Section 4(b) in its entirety and by substituting in lieu thereof the following Section 4(b):

“(b)      if your directorship is terminated by reason of your disability, voluntary retirement or failure of the Company to retain or nominate you for re-election, provided you are otherwise eligible, unless due to any act of fraud, embezzlement or the like, while you are entitled to exercise the Option, the Option shall, to the extent not theretofore exercised, remain exercisable for five (5) years after the date of such termination of service due to failure of the Company to retain or nominate you for re-election and five (5) years after the date of termination of service in the case of termination of service by reason of voluntary retirement or disability; and”

3.        Section 4(c) of each of the Option Agreements is hereby amended by deleting Section 4(c) in its entirety and by substituting in lieu thereof the following Section 4(c):

“(c)      if you die during the five (5) year period specified in clause (b) above and at a time when you were entitled to exercise the Option, your legal representative, or such person who acquired the Option by reason of your death may, not later than five (5) years from your date of death, exercise the Option, to the extent not theretofore exercised, in respect of any or all of such number of shares subject to the Option.”

2.        The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Option Agreements shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended or revised herein.

3.        This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

________________________________
<INSERT OPTION HOLDER NAME>

COPYTELE, INC.

By______________________________
Name:
Title:

Exhibit A

Option Agreements

[list option agreements]